EXCLUSIVE LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement"), dated as of the 19th day of August, 1999 (the "Effective Date") is made by and between Beverly Sassoon, an individual currently residing at 1923 Selby Avenue, Apt. 203, Los Angeles, CA 90025 ("B. Sassoon"), Elan Sassoon, an individual currently residing at 7863 S.W. 89th Lane, Miami, FL 33156 ("E. Sassoon"), Beverly Sassoon International, L.L.C., a Florida limited liability company, whose principal office is located at 501 Brickell Key Drive, Suite 505, Miami, FL 33131 ("BSI"), and International Cosmetics Marketing, Co., a Florida corporation, whose principal office is located at 501 Brickell Key Drive, Suite 505, Miami, FL 33131 ("ICM"). B. Sassoon, E. Sassoon, BSI and ICM are hereinafter collectively referred to as the "Parties."

                                    RECITALS

         A. B. Sassoon and BSI have previously entered into that certain Licensing Agreement dated September 1, 1998 (the "BSI License") whereby B. Sassoon (i) granted BSI an exclusive license to use her name and likeness for purposes of promoting skin care products, nutritional products and other consumer goods under the name of Beverly Sassoon International, and (ii) agreed not to use her name or likeness for commercial purposes during the term of the BSI License, other than the pet care and slimming products hereinafter described to which she had previously licensed her name. A copy of the BSI License is attached hereto as Exhibit A and incorporated herein by such reference.

         B. BSI has developed certain skin care and cosmetic products (the "BSI Skin Care Products") which it intended to market bearing the likeness and/or name of B. Sassoon; however, as of the date of this Agreement, BSI has not commenced the manufacture or marketing of the BSI Skin Care Products.

         C. ICM has been formed to engage in the business (the "ICM Business") of manufacturing, marketing and distributing a broad range of consumer products (collectively, the "ICM Products").

         D. ICM desires to obtain an assignment of the BSI License, together with an expanded license from B. Sassoon and a license from E. Sassoon which will grant ICM the exclusive, worldwide license to use B. Sassoon's and E. Sassoon's name and likeness in connection with the manufacture, market, distribution and/or sale of ICM Products which are marketed or promoted utilizing the likeness and/or name of B. Sassoon and E. Sassoon (the "ICM Sassoon Products").

         E. Sassoon consents to the assignment to ICM of the rights to use her name and likeness as granted under the BSI License and to the retention by BSI of its obligation to pay to her all compensation obligations under the BSI License, and is further willing to grant ICM an additional license to use her name and likeness as hereinafter described.

         F. ICM desires to obtain an exclusive, worldwide license to manufacture, market and distribute the BSI Skin Care Products.

         G. BSI is willing to assign ICM its rights under the BSI License, and to grant ICM an exclusive, worldwide license to manufacture, market and distribute the BSI Skin Care Products, both as hereinafter described.

         H. Sassoon is a member of BSI.

         NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Recitals. The above recitals are true, correct and are incorporated herein.

         2. Assignment of BSI License Rights and Granting of Exclusive License.

         a. BSI hereby assigns to ICM all of its rights and interest in and to BSI License, including any tradenames, trademarks, copyrights or other intellectual property related thereto. ICM, however, shall assume no liabilities of BSI under the terms of the BSI License including, but not limited to, the compensation payable to Sassoon as set forth in Paragraph 2 of the BSI License.

         b. Sassoon grants to ICM an exclusive, worldwide license (the "ICM Sassoon License"), with the right to grant sub-licenses, to use the name "Beverly Sassoon" or any variation thereof, as well as the image, voice, likeness, signature and/or picture of Sassoon, and any trademarks, trade names, copyrights or other intellectual property related thereto, through or by way of any media known now or in the future, in connection with the advertising, merchandising, promotion, manufacture, sale and distribution of ICM Sassoon Products (as hereinafter defined), other than in connection with (i) the promotion, endorsement or sale of hair care products including, but not limited to, shampoos, conditioners, hairsprays, rinses, wigs, hair decorations and ornaments, coloring, permanent waves, hairblowers, scissors, combs and brushes (collectively, the "Hair Care Products"); (ii) [BSI attorney: insert description of pet care products from that license] (collectively, the "Pet Products"); or
(iii) [BSI attorney: insert description of slimming products from that license] (collectively, the "Slimming Products").

         c. BSI grants ICM the exclusive license to manufacture, contract for manufacture, market, distribute or contract for distribution, the BSI Skin Care Products, including the unfettered use of any trademarks, trade names, copyrights or other intellectual property related thereto, through or by way of any media known now or in the future, in connection with the manufacturing, distribution, sale, advertising, merchandising or promotion, and sale of the BSI Skin Care Products (the "ICM Manufacturing License").

         d. It is the specific understanding of the Parties that the total compensation payable by ICM to either BSI or Sassoon for the rights granted to ICM pursuant to this Section 2 shall be as set forth in Section 6 of this Agreement.

         e. Upon the assignment of its rights under the BSI License, and providing that this Agreement remains in full force and effect, BSI shall have no further right to use Sassoon's name


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

or likeness for the purpose of promoting the BSI Skin Care Products or otherwise. Likewise, upon the granting of the ICM Manufacturing License, and providing this Agreement remains in full force and effect, BSI shall have no further right to manufacture, market or distribute, or contract for the manufacture, marketing or distribution, of the BSI Skin Care Products.

         3. Scope of the Licenses. The ICM Sassoon License and the ICM Manufacturing License (collectively, the "ICM Licenses") grant ICM the sole and exclusive rights to develop, manufacture, market, distribute and promote any form of consumer product, through or by way of any media known now or in the future, other than Hair Care Products, the Pet Products and the Slimming Products, which incorporate either the name or image of Sassoon (collectively, the "ICM Sassoon Products"). A copy of the license for the Pet Products is attached hereto as Exhibit 3.1 and a copy of the license for the Slimming Products is attached hereto as Exhibit 3.2, each of which are incorporated herein by such reference. Except as may be set forth on Schedule 3, each such license is in full force and effect. Upon the expiration of each such license pursuant to its terms, or otherwise, Sassoon shall not renew either the Pet Products license nor the Slimming Products license, nor enter into any license or other agreement covering the products which are the subject to such licenses. Upon such expiration, and without any further action by any Party hereto, the ICM Sassoon License and the description of ICM Sassoon Products shall be expanded to include [describe pet product license and slimming product licence scope].

         4. Promotional Activities.

         a. In addition to the obligations of Sassoon described elsewhere herein, Sassoon will cooperate in all manner of advertising, promotion and publicity of the ICM Sassoon Products as may reasonably be determined by ICM, and shall devote her full time and attention to the development of the ICM Sassoon Products and the promotion thereof. Upon the request of ICM, Sassoon will furnish, or cooperate with ICM in obtaining, a record of Sassoon's voice, photographs, cuts, and slides of Sassoon, and a specimen or reproduction of Sassoon's signature or such other actions as ICM shall reasonably request. Sassoon acknowledges such items will be used in connection with the ICM Sassoon Products including, but not limited to, use with endorsements and testimonials by Sassoon exclusively for ICM with respect to the advertising, merchandising, promotion, sale or distribution of ICM Sassoon Products. Sassoon expressly authorizes ICM to send out sales and promotion literature and advertisements under the name of "Beverly Sassoon".

         b. Sassoon will cooperate on all sales and all merchandising, promotional advertising and publicity ideas and campaigns (the "Appearances"). If Sassoon makes any personal appearance for ICM, she shall be paid for her actual traveling in business class, food and lodging expenses, but shall not receive a separate appearance fee. ICM shall not be liable for any cost or expense under this Section unless such cost or expense is approved in writing by ICM in advance of its being incurred.

                  5. Control by ICM of Business. Notwithstanding anything herein to the contrary, ICM shall have the sole authority to determine, after discussion with Sassoon, the mode and method of advertising, merchandising, promoting, manufacturing, selling and distributing the ICM Sassoon Products or the BSI Skin Care Products, and the sole authority to fix the process, discounts, and terms of sale to all purchasers, whether consumers, dealers or distributors of any and all such products.

         6. Compensation. As full and complete compensation for the services provided and rights granted to ICM pursuant to Sections 2 and 20 hereof, ICM shall:

         a. Pay BSI an aggregate cash payment in the amount of $150,000, of which $25,000 shall be paid upon the Effective Date of this Agreement, and the remaining amount, in installments of $12,500, shall be due and payable on the 15th day of each month thereafter;

         b. pay up to an aggregate cash payment in the amount of $50,000 which shall be due and payable during the six (6) month period following the Effective Date and which shall be used toward the satisfaction of the outstanding obligations of BSI as set forth on Schedule 6(b);

         c. issue to BSI an aggregate of 900,000 shares of the Common Stock, par value $.001, of ICM (the "Shares");

         d. pay BSI a royalty of the greater of (i) 2% of gross revenues of the ICM Sassoon Products or the BSI Skin Care Products which are marketed or distributed pursuant to the terms of this Agreement; or (ii) $25,000 per month. For the purposes of this Section, "gross revenues" shall mean the total revenues, monies and consideration actually received by ICM from the sale of the subject products or through the use of the B. Sassoon and/or E. Sassoon names, less rebates, discounts and returns. Such royalty payments shall be due and payable on the 15th day of each month following the month in which ICM received payment from the sale of the ICM Sassoon Products or the BSI Skin Care Products;

         e. This Section notwithstanding, to the extent that Sassoon is unable or unwilling to make an Appearance, ICM shall deduct from any royalty fees to BSI for or in connection with that Appearance $5,000; and

         f. Notwithstanding anything contained herein to the contrary, upon the exercise of any options granted to Elan Sassoon to purchase 2,000,000 shares, Beverly Sassoon to purchase 2,250,000 shares or to Capital Distributors, LLC to purchase 600,000 shares, each dated of even date herewith, the royalty payments due hereunder and the consulting services provided in Section 20 of this Agreement shall terminate; provided, however, that the Parties shall negotiate in good faith and enter into employment agreements on mutually determined terms.


         7. Investment Intent.

         BSI is acquiring the Shares for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular event or circumstances, except in full compliance with all applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended. The Shares are "restricted


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

securities" as that term is defined in the Securities Act of 1933, and the certificate representing the Shares will have the following or similar legend:

                  "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to International Cosmetics Marketing, Co. that an exemp tion from registration under any applicable state securities laws is available."

         Notwithstanding anything contained herein to the contrary, BSI shall be entitled to Transfer the Shares to certain of its note holders upon the consent of ICM, and providing such note holders take such Shares subject to the provisions of this Section 7.

         8. Life Insurance on Sassoon. In the event ICM should elect to obtain a life insurance policy on Sassoon, Sassoon shall fully cooperate with ICM in such undertaking including, but not limited to, having a physical exam if so required by the insurance company. All costs and expenses related to such insurance policy shall be borne by ICM, and it shall be the sole beneficiary thereof.

         9. Reports and Records.

         a. ICM will furnish BSI with monthly reports of all sales of all products subject to this Agreement by the 15th day of the month immediately after the month in which the sale occurred, and copies of all sub-licensing agreements ICM may grant hereunder.

         b. BSI shall have the right, through a certified public accountant acceptable to ICM, to inspect the books and records of ICM relating to sales of all products subject to this Agreement, and to all sub-licensing agreements hereunder. Such inspection shall not be made more frequently than once every fiscal quarter, BSI shall give ICM 15 days prior written notice of its intent to inspect the books and records of ICM, such inspection shall occur at the principal offices of ICM during normal business hours and shall be at BSI's sole cost and expense unless such inspection results in an increased adjustment to a royalty payment in which event the cost and expense shall be paid by ICM.

         10. Representations and Warranties. BSI and Sassoon, jointly and severally, make the representations and warranties to ICM set forth below.

         a. BSI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Each of BSI and Sassoon have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully each of their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of each of BSI and Sassoon, enforceable in accordance with its terms.

         b. Each of BSI and Sassoon have all power and authority necessary to enable them to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of BSI, including shareholder approval, if required. Neither the execution and delivery of this Agreement by BSI or Sassoon, nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which either BSI or Sassoon is a party or by which either BSI or Sassoon is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over either BSI or Sassoon.

         c. No governmental filings, authorizations, approvals or consents are required to permit either BSI or Sassoon to fulfill all each of their obligations under this Agreement.

         d. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of BSI; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which either BSI or Sassoon is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon either BSI or Sassoon, or upon the properties or business of either BSI or Sassoon; or
(iv) violate any statute, law or regulation of any jurisdiction applicable to either BSI or Sassoon.

         e. BSI is the exclusive owner of the BSI License, that such license is in full force and effect, enforceable against Sassoon in accordance with its terms; the BSI License, in whole or in part, does not infringe upon or violate the rights of any person or entity, including but not limited to, any copyrights, trademark rights, trade secrets or any other proprietary rights; BSI has the right to assign, and Sassoon consents to the assignment of, BSI's rights (but not its obligations) under the BSI License as set forth elsewhere herein; BSI has not executed any agreement in conflict herewith, and has not granted to any other person, firm or corporation any right, license or privilege under or in any manner relating to, directly or indirectly, the BSI License and the BSI License is free and clear from all claims, liens, licenses, and encumbrances whatsoever.

         f. Sassoon has the full right and authority, subject to the terms of the Pet Products license and the Slimming Products license, to grant the ICM Sassoon License and to perform her obligations thereunder. Upon the expiration of the Pet Products license and the Slimming Products license, Sassoon has the full right and authority to elect not to renew either such license, and to expand the scope of the ICM Sassoon License to include such products. The ICM Sassoon License, in whole or in part, does not infringe upon or violate the rights of any person or entity, including but not limited to, any copyrights, trademark rights, trade secrets or any other proprietary rights; and Sassoon has not executed any agreement in conflict herewith, and has not granted to any other person, firm or corporation any right, license or privilege under or in any manner relating to, directly or indirectly, the ICM Sassoon License, other than the BSI License which is being assigned hereunder.

         g. BSI is the exclusive owner of all rights to be granted to ICM under the ICM Manufacturing License; the ICM Manufacturing License, in whole or in part, does not infringe upon or violate the rights of any person or entity including, but not limited to, any copyrights, trademark rights, trade secrets or any other proprietary rights; BSI has the right to grant the ICM Manufacturing License; BSI has not executed any agreement in conflict herewith, and has not granted to any other person, firm or corporation any right, license or privilege under or in any manner relating to, directly or indirectly, the ICM Manufacturing License and such license is free and clear from all claims, liens, licenses, and encumbrances whatsoever.

         h. Except as set forth on Schedule 10(h) hereof, (i) there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the BSI License, or BSI or Sassoon in respect of, or in connection with, the BSI License or the ICM Licenses; (ii) there is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of either BSI or Sassoon after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of either BSI or Sassoon, after due inquiry, threatened against or involving BSI, Sassoon, the BSI License, the ICM Licenses or the rights granted to ICM hereby; (iii) none of the actions, suits, claims, proceedings or investigations set forth on Schedule 10(h), individually or together with any other, will have a material adverse effect on BSI, Sassoon, the BSI License or the ICM Licences, or the contemplated operations or condition (financial or otherwise) of ICM taken as a whole; and (iv) except as set forth on Schedule 10(h), to the best knowledge of BSI and Sassoon, after due inquiry, there is no fact, event or circumstances that is likely to give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on Schedule 10(h) if currently pending or threatened. In the event any information should come to the attention of either BSI or Sassoon during the Term of this Agreement which would be required to be set forth on Schedule 10(h) hereof if current pending or threatened, or if there is a change in the status, from time to time, of any of the information as may be set forth on Schedule 10(h), BSI and/or Sassoon shall notify ICM in writing within ten (10) business days of the date it first becomes aware of such event, providing ICM with sufficient detail regarding the event so that ICM may determine, in its sole discretion, the severity thereof. Further, BSI hereby represents and warrants that it shall continue to provide the Company on an immediate basis with all information concerning BSI and its principals in connection with and relating to BSI, its business and any and all services to be performed hereunder. In addition, upon the request of ICM, BSI and/or Sassoon shall make their attorneys available to ICM and its counsel, at the sole cost and expense of either BSI or Sassoon, as the case may be, and instruct such attorneys to provide ICM with such information as ICM's counsel deems reasonably necessary in connection with any such matters as may be set forth, from time to time, on Schedule 10(h) hereof.

         i. Schedule 10(i) sets forth any patent, trademark, service mark and any application for any of the foregoing owned by BSI or Sassoon or used in connection with the BSI License or the BSI Skin Care Products or the ICM Licenses and which is material to the licenses granted to ICM hereunder (the "Intellectual Property"). Except as set forth on Schedule 10(i), to the best knowledge of BSI and Sassoon, after due inquiry, there has been no notice given to either BSI or Sassoon of any adverse claim of any other person relating to any of the Intellectual Property set forth on Schedule 10(i) inclusive of any patent, trademark, service mark or trade name.

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



         j. Except as specifically set forth herein, ICM will not acquire or be liable for direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement (all of the foregoing being collectively referred to herein as "Liabilities"), arising out of or in connection with the BSI License or the ICM Licenses except as specifically set forth herein; and (ii) to the best knowledge of BSI and Sassoon, after due inquiry, there is no circumstance, condition, event or arrangement which may hereafter give rise to Liabilities not in the ordinary course of business subsequent to the date of this Agreement.

         k. No representation or warranty given by either BSI or Sassoon in this Agreement or in any document to be delivered by the same pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to ICM pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading; and to the best knowledge of BSI and Sassoon, there is no fact, development or threatened development which BSI and/or Sassoon has not disclosed to ICM in writing and which materially adversely affects or, so far as that BSI or Sassoon can now reasonably foresee, may materially adversely affect the rights granted to ICM hereunder.

         l. BSI acknowledges its understanding that (i) the Shares are a speculative investment which involve a high degree of risk of loss; (ii) there is no public market for the Shares and no assurances any public market will ever develop; and (ii) that there are substantial restrictions on the transferability of the Shares.

         11. Representations and Warranties of ICM. ICM represents and warrants to each of BSI and Sassoon as follows:

         a. ICM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. ICM has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of ICM enforceable in accordance with its terms.

         b. ICM has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of ICM, including shareholder approval, if required. Neither the execution and delivery of this Agreement by ICM nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which ICM is a party or by which ICM is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over ICM.

         c. No governmental filings, authorizations, approvals or consents are required to permit ICM to fulfill all its obligations under this Agreement.

         d. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of ICM; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which ICM is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon ICM, or upon the properties or business of ICM; or (iv) violate any statute, law or regulation of any jurisdiction applicable to ICM.

         13. Trademark and Copyright Notices. Sassoon covenants that she will, subject to ICM's prior written approval, provide a legally sufficient trademark and/or copyright notice, if applicable, on the ICM Sassoon Products and/or the packaging, wrapping, advertising and promotional material bearing any reproductions covered under the ICM Licenses, or such other format as ICM shall from time to time reasonably direct.

         14. Goodwill and Conduct by Sassoon.

         a. The Parties hereto acknowledges that the rights granted under the BSI License and the ICM Licenses are unique and original and that upon execution and delivery of this Agreement by the Parties, ICM is the owner of such rights. Neither BSI nor Sassoon shall, during the Term, or anytime thereafter, dispute or contest, directly or indirectly, ICM's ownership of the BSI License or the ICM Licenses, ICM's exclusive right to use such licenses, the validity of the registrations pertaining thereto, nor shall either BSI or Sassoon assist or aid others in doing so.

         b. Sassoon acknowledges that the value to ICM of the rights granted under the BSI License and the ICM Licenses are dependent, in part, upon the public perception of Sassoon and that her image and the trademarks and other intellectual property rights relating to these are integral to ICM's marketing efforts. Sassoon will use her best efforts to conduct herself at all times, and in all situations, in a manner which shall reasonably ensure that neither her public image nor reputation are tarnished.

         15. Promotion and Advertising/Style Guidelines. All advertisements and promotional materials which ICM intends to use to promote the ICM Sassoon Products shall be of high quality and shall be submitted to Sassoon for her approval prior to publication by ICM, which approval shall not be unreasonably withheld. Sassoon shall have five (5) business days from the date of receipt of any such materials in which to approve or reject such advertisements and promotional materials. Once such approval is granted, it shall be deemed granted for all continuing use of such advertising and promotional materials for substantially the same future use by ICM, unless such approval is specifically withdrawn by Sassoon in writing. ICM shall use its best efforts to follow the style guidelines specified by Sassoon in advertising, labeling and promotion.

         16. Non-Disclosure of Confidential Information.

         a. Each of BSI and Sassoon acknowledge that during the Term of this Agreement, they will each have access to confidential information and trade secrets including, but not limited to, financial information relating to ICM, promotions, hiring plans, market and advertising plans, concepts, strategies, new products, ICM's business decisions, technical information, plans regarding ICM's structure, manufacturing, marketing, distribution, financing, personnel, acquisitions, information relating to customers of ICM, pricing, technical information or methods of doing business and other "know how" or business information which is not in the public domain, which said information BSI and Sassoon acknowledge to be a valuable trade asset of ICM, except for common general practices in the industry or knowledge in the public domain. Neither BSI nor Sassoon shall at any time during the Term of this Agreement, or at any time after termination of this Agreement for any reason, directly or indirectly, use for itself or others, or divulge to others any said trade secrets or confidential information or data of ICM obtained as a result of this Agreement. Each of BSI and Sassoon acknowledge and agree that ICM's remedy at law for a breach or threatened breach of any of the provisions of this Section 16 would be inadequate and the breach shall be per se deemed as causing irreparable harm to ICM. In recognition of this fact, in the event of a breach or threatened breach by either BSI or Sassoon of any of the provisions of this Section 16, the breaching party agrees that, in addition to any remedy at law available to ICM, including, but not limited to monetary damages, ICM, without posting any bond, shall be entitled to obtain, and the breaching party agrees not to oppose ICM's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to ICM

         b. Upon termination for any reason or the natural expiration of the Term, BSI and Sassoon shall turn over immediately to ICM any property belonging to the ICM, including but not limited to, products, samples, computers, computer disks and records, all business correspondence, letters, papers, reports, files, customers' lists, financial data or any other writings; records or property in the possession or control of BSI or Sassoon which relates to the business of the ICM, all of which writings and records are and will continue to be the sole and exclusive property of ICM.

         17. Term and Termination.

         a. Unless terminated pursuant to Sections 17(b) and 17(c) of this Agreement , the term of the ICM License granted hereby shall commence as of the Effective Date and shall continue for ninety-nine (99) years thereafter (the "Term"). Notwithstanding this Section 17(a), this Agreement shall be automatically renewed at the sole option of ICM for successive ninety-nine (99) year periods and all provisions hereof shall remain in full force and effect. For the purpose of this Agreement, the Term shall include all extensions and renewals.

         b. Without prejudice and in addition to any other rights, ICM shall have the right to terminate this Agreement upon prior written notice to BSI and Sassoon, at any time upon the occurrence of the following:

                  (1) If at any time this Agreement is in effect, Sassoon conducts herself in any manner offensive to reasonable standards of decency or morality or resulting in public scandal including, without limitation, an arrest or conviction of a felony;

                  (2) The death of Sassoon;

                  (3) The "disability" of Sassoon, which shall mean that Sassoon shall be unable to perform Sassoon's duties and obligations, at any time, as required pursuant to this Agreement;

                  (4) If Sassoon shall not make an Appearance; provided that Sassoon had previously agreed to make such Appearance and Sassoon's inability to make such Appearance is as a result of an event described in Section 17 or for medical reasons;

                  (5) Any assignment of this Agreement in contravention of
Section 26;

                  (6) BSI or Sassoon's breach of any material provision, representation, warranty or covenant of this Agreement, each of which is considered to be the essence of this Agreement.

         c. In addition to any other rights, BSI shall have the right to terminate this Agreement after thirty (30) days written notice to ICM if ICM fails to make any payments due pursuant to Section 6, unless such breach is cured within such thirty (30) day period.

         d. The licenses and rights granted under this Agreement shall terminate thirty (30) days after mailing of such written notice unless such breach is cured within such time period. Immediately upon the expiration or termination of the Agreement, the rights and obligations described in this Agreement, for whatever reason, ICM shall have no further obligations to pay any Royalties to BSI (other than those that have occurred through the date of termination) and subject to Section 18, ICM shall have no further rights to use the ICM License.

         e. Notwithstanding anything contained herein to the contrary, ICM may terminate the services to be provided pursuant to paragraph 20 of this Agreement for cause, as defined herein, prior to the Termination Date upon 30 days' prior written notice to the Consultant. In the event of such earlier termination, upon its effective date the parties hereto will have no further obligations to each other except as specifically set forth herein. For purposes hereof, "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (1) constituting a felony under the laws of the United States or any state thereof; or (2) if applicable, loss of any state or federal license required for the Consultant to perform the Consultant's duties or responsibilities for the Company; or (E) failure to provide services as requested by the Company.

         f. This Agreement shall not be cancellable by the BSI or Sassoon, except as expressly provided herein.

         18. Use of Marketing Materials and ICM Products after Termination.

         a. Any other provisions of this Agreement notwithstanding, for a period of six (6) months from the expiration or termination of this Agreement, ICM shall have the right to use up its supplies of marketing, advertising, and promotional materials, BSI Skin Care Products and ICM Sassoon Products on which any of rights granted under the BSI License or the ICM Licenses have been applied prior to the date of expiration or termination of this Agreement, provided that such use of the rights shall otherwise be in accordance with the provisions of this Agreement.

         b. In the event of the expiration, cancellation or termination of this Agreement, ICM shall be entitled to fulfill its existing orders for BSI Skin Care Products or ICM Sassoon Products and to sell its stock-on-hand of such products in accordance with the provisions of this Agreement, subject to payment to BSI of the Royalties in accordance with the provisions of this Agreement. ICM shall not, without the prior written consent of BSI, which consent shall not be unreasonably withheld, sell any remaining BSI Skin Care Products or ICM Sassoon Products which incorporate the licenses granted hereunder pursuant to a "distress sale," or other than in the ordinary course of business. For purposes of this Section 18(b), a "distress sale" shall mean one in which either the BSI Skin Care Products or the ICM Sassoon Products are sold for less than seventy-five percent (75%) of the ICM's standard wholesale selling price.

         19. BSI Right to Purchase Products. BSI shall have the right to purchase, from time to time, any of the BSI Skin Care Products and ICM Sassoon Products directly from ICM at a mutually agreed upon price, net of any Royalties otherwise payable pursuant to this Agreement, subject to availability of such products; provided, however, that BSI shall have no right to resell such BSI Skin Care Products or ICM Sassoon Products to any third party, except with the prior written approval of ICM.

         20. Consulting Services. BSI is hereby retained by ICM to provide consulting services to ICM, as said services relate to the advertising, merchandising, marketing, promotion, manufacture, sale and distribution of the products under the ICM License. BSI agrees to provide such consulting services on an exclusive basis and as reasonably requested by and at the direction of ICM during the Term of this Agreement, and to cause Beverly Sassoon and Elan Sassoon to devote substantially all of their time and attention to rendering such consulting services, subject to performance of their other duties under this Agreement. Unless otherwise agreed to by ICM, all services hereunder shall be performed by BSI at its principal place of business or other offices.

         21. Indemnification.

         a. BSI and Sassoon jointly and severally agree to indemnify, defend and hold harmless ICM and its directors, officers, employees, shareholders, agents and affiliates, and each of their successors and assigns, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Loss") based upon, arising out of, or otherwise due to:

                  i. Any inaccuracy in or any breach of any material representation, warranty, covenant or agreement of BSI or Sassoon contained in this Agreement or in any document or other writing delivered pursuant to this Agreement;

                  ii. Facts or circumstances existing on or prior to the date hereof which give rise to claims by any third parties against the BSI License or the ICM Licenses; and

                  iii. Gross negligence or willful misconduct in the performance of any activities or services performed hereunder.

         b. Promptly after receipt by ICM of notice of any demand, claim or circumstances which, with the lapse or time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, ICM shall give notice thereof (the "Claims Notice") to BSI and Sassoon. The Claims Notice shall described the Asserted Liability in reasonable detail, and shall indicate the amount (if stated) of the Loss that has been or may be suffered by ICM.

         c. BSI and Sassoon may elect to compromise or defend, at their own expense and by their own counsel, any Asserted Liability. If BSI and Sassoon elect to compromise or defend such Asserted Liability, they shall, within thirty
(30) days (or sooner, if the nature of the Asserted Liability so requires), notify ICM of their intent to do so, and ICM shall cooperate, at the expense of BSI and Sassoon, in the compromise of, or defense against, such Asserted Liability. ICM may elect to participate, at its own expense, in the defense of such Asserted Liability. If BSI and Sassoon elect not to compromise or defend the Asserted Liability, fail to notify ICM of their election as herein provided, contest their obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the sole opinion of ICM, as the case may be, then ICM may, upon thirty (30) days' notice to BSI and Sassoon, pay, compromise or defend any such Asserted Liability. ICM shall have the right of offset for such amount so tendered to pay, compromise or defend such Asserted Liability against the Royalties which may be due and payable pursuant to Section 6 hereof. If BSI and Sassoon choose to defend any claim, ICM shall make available to BSI and Sassoon any books, records or other documents or personnel within its control that are necessary or appropriate for such defense.

         22. Suits for Third-Party Infringements. In the event that ICM learns of any infringement or threatened infringement of any of the BSI License and/or the ICM Licenses or any passing off or that any third party alleges or claims that any of the license rights granted hereunder are liable to cause deception or confusion to the public, or is liable to dilute or infringe any of ICM's rights therein, ICM shall forthwith notify BSI and Sassoon or its authorized representatives giving particulars thereof (the "Infringement Notice") and ICM shall provide necessary information and assistance to BSI and Sassoon and/or their authorized representatives. BSI and Sassoon shall defend any and all such suits or actions and pay all expenses of defending such suits or actions, including attorney's fees provided (i) notice of claim is made within two (2) years from the Effective Date, and (ii) that the conduct of ICM has not caused the action that gave rise to the claim.

         23. Claims Against ICM. If a claim is presented against ICM alleging that either the BSI License or the ICM Licenses are an infringement of the rights of third parties, BSI and Sassoon, on behalf of ICM, shall jointly negotiate, compromise, or settle such claim, or defend the institution of any action thereunder. All expenses of defense in such action, including compromise or settlement of the claim or action and attorney's fees, shall be borne by BSI and/or Sassoon.

         24. Force Majeure. If a party is prevented from performing any of its obligations set forth in this Agreement by reason of an act of God, strike, labor dispute, injunctions, judgments, adverse claims, fire, flood, delay in transportation, public disaster or any other cause or reason beyond the control of BSI and Sassoon or ICM, as the case may be, such condition shall be deemed a valid excuse for failure on its part to perform or for delay in the performance of such obligations, and in the event of a delay, the Term of this Agreement shall be deemed extended for a period co-extensive with the delay caused by such condition.

         25. No Partnership or Joint Venture. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between BSI and Sassoon or ICM. A party shall have no right to obligate or bind any other party in any manner whatsoever and nothing herein contained shall give or is intended to give any rights of any kind to any third party.

         26. Remedies. All specific remedies provided for in this Agreement shall be cumulative and shall not be exclusive of one another or any other remedies available in law or equity. The failure of a party to insist upon the strict performance of any of the covenants or terms hereof to be performed by any other party shall not be construed as a waiver of such covenants or terms. If any portion of this Agreement shall be ruled as invalid or unenforceable, the remainder of the Agreement shall survive and be enforced as if such invalid portion was not originally a part hereof.

         27. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties and their respective representative and permitted successors. This Agreement may not be assigned by BSI and/or Sassoon, but may be assigned by ICM with the consent of Sassoon, which consent shall not be unreasonably withheld.

         28. Waiver and Modification. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the parties. No waiver by one party of a breach hereof or a default hereunder shall be deemed a waiver by any other party of a subsequent breach or default of like or similar nature. No delay by one party in exercising its rights hereunder shall be deemed a waiver of such rights.

         29. Notices. Whenever notice is required to be given under this Agreement, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent of the party serving such notice and sent by registered or certified mail, postage prepaid, return receipt requested, to any other party at the address stated above, unless notification of a change of address has been given in writing pursuant to this Section 29. Notice shall be deemed given five (5) business days after mailing.

         30. Venue and Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

         31. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreements, if any, between the parties. There are no representations, warranties, promises, covenants or understandings other than those contained herein.

         32. Headings. Any paragraph or section heading used in this Agreement are for reference purposes only, are not a substantive part of this Agreement and are not to be considered in its interpretation or construction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   BEVERLY SASSOON INTERNATIONAL, LLC


                                   By: /s/ Elan Sassoon
                                   --------------------
                                          Elan Sassoon, Chief Executive Officer

                                   BEVERLY SASSOON

                                   /s/ Beverly Sassoon
                                   -------------------


                                   INTERNATIONAL COSMETICS MARKETING, CO.

                                   By: /s/ Stephanie McAnly
                                   ------------------------
                                          Stephanie McAnly, President

                                  Schedule 6(b)




Shimokochi & Reeves                                      8,500
John Freund, Atty.                                      14,000
Nextel Phone                                               800
Bell South - reconnect office                            2,000
Mary Molano                                              1,000
Doria Wood                                               5,000
Hotels & airfare                                         3,000
Susan O'Neil (expenses)                                  1,300
Sonny Spoden                                            10,000
Beverly - apartment rental                               2,000
Jim Behan - severance                                    2,000
Susan O'Neil - severance

                                 Schedule 10(h)


1. In the matter of International Cosmetics Company, P.D.M., Inc., Beverly Sassoon, Richard Attas, Philip Leitner and all persons in control of, employed by or otherwise affiliated with those persons or entities, Cease and Desist Order issued by the Arkansas Securities Department dated December 12, 1998


2. United States Securities and Exchange Commission v. Gateway Technologies, Inc.; the Cheyenne Holding Corp., Randolph S. Ross and Timothy J. Kavanagh, Civil Action No. 99-8378

                                 Schedule 10(i)

1.       Trademark: Beverly Sassoon filed April 9, 1999

2.       Trademark: Common Sense Nutrition filed June 10, 1999